UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

SLR Investment Corp.

(Exact name of registrant as specified in its charter)

MARYLAND	814-00754	26-1381340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 993-1670

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SLRC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Letter Agreement

On April 1, 2022, in connection with the consummation of the Merger (as defined below), SLR Investment Corp., a Maryland corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) pursuant to which SLR Capital Partners, LLC (“SLR Capital Partners”), a Delaware limited liability company and investment adviser of the Company, voluntarily agreed to a permanent 25 basis point reduction of the annual base management fee rate payable by the Company to SLR Capital Partners pursuant to the Third Amended and Restated Investment Advisory Agreement by and between the Company and SLR Capital Partners, resulting in an annual base management fee rate payable by the Company to SLR Capital Partners of 1.50% on gross assets up to 200% of the Company’s total net assets. The Company retained the annual base management fee rate payable by the Company to SLR Capital Partners of 1.00% on gross assets that exceed 200% of the Company’s total net assets.

The description above is only a summary of the material provisions of the Letter Agreement and is qualified in its entirety by reference to a copy of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”).

Assumption of the Credit Facility Obligations

On April 1, 2022, the Company entered into an assumption agreement (the “CF Assumption Agreement”), effective as of the closing of the Merger. The CF Assumption Agreement relates to the Company’s assumption of the Revolving Credit Facility, originally entered into on August 26, 2011 (as amended from time to time, the “Credit Facility”), by and among SUNS SPV LLC (the “SUNS SPV”), a wholly-owned subsidiary of SUNS (as defined below), acting as borrower, Citibank, N.A., acting as administrative agent and collateral agent, and the other parties thereto. Currently, the commitment under the Credit Facility is $225 million; however, the commitment can also be expanded up to $600 million. The stated interest rate on the Credit Facility is LIBOR plus 2.00%-2.50% with no LIBOR floor requirement and the current final maturity date is June 1, 2026. The Credit Facility is secured by all of the assets held by SUNS SPV. Under the terms of the Credit Facility and related transaction documents, the Company as successor to SUNS, and SUNS SPV, as applicable, have made certain customary representations and warranties, and are required to comply with various covenants, including leverage restrictions, reporting requirements and other customary requirements for similar credit facilities. The Credit Facility also includes usual and customary events of default for credit facilities of this nature.

The description above is only a summary of the material provisions of the CF Assumption Agreement and the Credit Facility and is qualified in its entirety by reference to the CF Assumption Agreement, the Credit Facility and the Contribution Agreement, dated as of August 26, 2011, by and between SUNS SPV, as the contributee, and SUNS, as the contributor, which are filed as Exhibits 10.2 through 10.4 to this Report.

Assumption of Note Purchase Agreement Obligations

On April 1, 2022, the Company entered into an assumption agreement (the “Note Assumption Agreement”), effective as of the closing of the Merger. The Note Assumption Agreement relates to the Company’s assumption of $85 million in aggregate principal amount of five-year, 3.90% senior unsecured notes, due March 31, 2025 (the “Notes”) and other obligations of SUNS under the Note Purchase Agreement, dated as of March 31, 2020 (the “Note Purchase Agreement”), among SUNS and certain institutional investors. Interest on the Notes is due semi-annually on March 31 and September 30.

Pursuant to the Note Assumption Agreement, the Company expressly assumed on behalf of SUNS the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes outstanding, and the due and punctual performance and observance of every covenant and every condition of the Note Purchase Agreement, to be performed or observed by SUNS.

The description above is only a summary of the material provisions of the Note Assumption Agreement and the Note Purchase Agreement and is qualified in its entirety by reference to the Note Assumption Agreement and the Note Purchase Agreement, which are filed as Exhibits 10.5 and 10.6 to this Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2022, the Company completed its previously announced acquisition of SLR Senior Investment Corp., a Maryland corporation (“SUNS”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 1, 2021, by and among the Company, SUNS, Solstice Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of the Company (“Merger Sub”), and, solely for the limited purposes set forth therein, SLR Capital Partners. Pursuant to the Merger Agreement, Merger Sub was first merged with and into SUNS, with SUNS as the surviving corporation (the “Initial Merger”), and, immediately following the Initial Merger, SUNS was then merged with and into the Company, with the Company as the surviving company (together with the Initial Merger, the “Merger”).

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of SUNS’s common stock was converted into the right to receive 0.7796 shares of common stock, par value $0.01 per share of the Company (with SUNS’s stockholders receiving cash in lieu of fractional shares of the Company’s common stock). As a result of the Merger, the Company issued an aggregate of approximately 12.5 million shares of its common stock to former SUNS’s stockholders prior to any adjustment for SUNS’s stockholders receiving cash in lieu of fractional shares.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on December 1, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 1, 2022, the Company issued a press release announcing, among other things, the completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01 is being “furnished” and is not deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor is it deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Fund Acquired

The information required by Item 9.01(a) of Form 8-K, including the financial statements required pursuant to Rule 6-11 of Regulation S-X, was previously included or incorporated by reference in the Company’s prospectus, dated February 3, 2022, as filed under the Securities Act with the SEC on February 3, 2022 included in the Company’s registration statement on Form N-14 (Registration Statement No. 333-261675), initially filed with the SEC on December 16, 2021, as amended, and, pursuant to General Instruction B.3 of Form 8-K, is not included herein.

(d) Exhibits

2.1	Agreement and Plan of Merger among SLR Investment Corp., SLR Senior Investment Corp., Solstice Merger Sub, Inc. and SLR Capital Partners, LLC (for the limited purposes set forth therein), dated as of December 1, 2021 (Incorporated by reference to Exhibit 2.1 filed with SLR Investment Corp.’s Current Report on Form 8-K (File No. 814-00754) on December 1, 2021)

10.1	Letter Agreement, dated as of April 1, 2022, between SLR Investment Corp. and SLR Capital Partners, LLC

10.2	Credit Facility Assumption Agreement, dated as of April 1, 2022, by SLR Investment Corp.

10.3	Form of Loan and Servicing Agreement, dated as of August 26, 2011 (as amended through the Sixth Amendment dated as of June 1, 2018), by and among SLR Senior Investment Corp., as the servicer and the transferor, SUNS SPV LLC, as the borrower, each of the conduit lenders from time to time party thereto, each of the liquidity banks from time to time party thereto, each of the lender agents from time to time party thereto, Citibank, N.A., as the administrative agent and collateral agent, and Wells Fargo Bank, N.A., as the account bank, the backup servicer and the collateral custodian (Incorporated by reference to Exhibit 10.10 filed with SLR Senior Investment Corp.’s Quarterly Report on Form 10-Q ((File No. 814-00849) on August 6, 2018)

10.4	Form of Contribution Agreement, dated as of August 26, 2011, by and between SUNS SPV LLC, as the contributee, and SLR Senior Investment Corp., as the contributor (Incorporated by reference to Exhibit 10.2 filed with SLR Senior Investment Corp.’s Current Report on Form 8-K ((File No. 814-00849) on August 31, 2011)

10.5	Assumption Agreement, dated as of April 1, 2022, made by SLR Investment Corp. for the benefit of the holders of Notes issues under the Note Purchase Agreement

10.6	Note Purchase Agreement, dated as of March 31, 2020, between SLR Senior Investment Corp. and the purchasers party thereto (Incorporated by reference to Exhibit 10.12 filed with SLR Senior Investment Corp.’s Quarterly Report on Form 10-Q ((File No. 814-00849) on May 7, 2020)

99.1	Press release of SLR Investment Corp. dated as of April 1, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLR Investment Corp.

Date: April 1, 2022	By:	/s/ Richard L. Peteka
Richard L. Peteka Secretary